Exhibit 99.1

Semtech Announces Second Quarter of Fiscal Year 2013 Results

  Record quarterly revenue of $151M, up 29% from prior quarter
  Organic revenue up 10% from prior quarter
  GAAP gross profit margin up 210 basis points from prior quarter
  Record non-GAAP gross profit margin of 61.2%, up 270 basis points from prior quarter
  Posted record 1,384 design wins

CAMARILLO, Calif.--(BUSINESS WIRE)--August 22, 2012--Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its second quarter of fiscal year 2013, which ended July 29, 2012.

Net revenue for the second quarter of fiscal year 2013 was $150.7 million, up 15.7 percent from the second quarter of fiscal year 2012 and up 29.2 percent from the first quarter of fiscal year 2013. Second quarter revenue included a full quarter of revenue from the Gennum acquisition, which closed on March 20, 2012. Revenue attributable to the Gennum product group was $35.3 million.

Gross profit margin, computed in accordance with U.S. generally accepted accounting principles (GAAP), for the second quarter of fiscal year 2013 was 49.5 percent compared to 60.4 percent in the second quarter of fiscal year 2012 and 47.4 percent in the first quarter of fiscal year 2013. GAAP gross profit margin for the quarter was negatively impacted by a $17.7 million purchase accounting adjustment related to inventory acquired from Gennum, which lowered GAAP gross margin by 11.7 percentage points.

GAAP net income for the second quarter of fiscal year 2013 was $10.0 million, or approximately 15 cents per diluted share. This compares to GAAP net income of $27.1 million or 40 cents per diluted share in the second quarter of fiscal year 2012 and GAAP net income of $2.2 million or 3 cents per diluted share in the first quarter of fiscal year 2013.

In the second quarter of fiscal year 2013, Semtech recognized a GAAP tax benefit of $11.3 million primarily as a result of the regional tax impact of purchase accounting adjustments related to the Gennum acquisition. This tax benefit positively impacted GAAP diluted earnings per share by approximately 12 cents.

To facilitate the complete understanding of comparable financial performance between periods, Semtech also presents performance results net of certain non-cash and one-time items. Semtech's non-GAAP results exclude the following items:

  Stock-based compensation expense
  Acquisition related fair value adjustments
  Option and restatement related expenses
  Transaction and other acquisition related items
  Intangible amortization and impairments
  Restructuring and integration related expenses
  Release of prior accrued taxes on foreign earnings

Non-GAAP gross profit margin for the second quarter of fiscal year 2013 was 61.2 percent. Non-GAAP gross profit margin for the second quarter of fiscal year 2012 was 60.6 percent and 58.5 percent in the first quarter of fiscal year 2013.

Non-GAAP net income for the second quarter of fiscal year 2013 was $27.5 million or 41 cents per diluted share. Non-GAAP net income was $33.2 million or 49 cents per diluted share in the second quarter of fiscal year 2012 and was $17.9 million or 27 cents per diluted share in the first quarter of fiscal year 2013.

As of July 29, 2012 Semtech had $173.4 million in cash, cash equivalents and marketable securities and $341.6 million in debt, compared to $161.0 million in cash, cash equivalents and marketable securities and $347.1 million in debt at the end of the first quarter of fiscal year 2013.

Mohan Maheswaran, Semtech's President and Chief Executive Officer, said, "The second quarter of fiscal year 2013 was another record quarter for Semtech. Our organic business grew 10% sequentially, and the $35 million, excluding IP revenue, posted by Gennum was a quarterly record for that business. Our 1,384 design wins and 21 new products indicate continued demand for our highly differentiated solutions. We believe our market-leading products, balanced end market exposure, and diversified growth platforms will enable us to deliver sustainable growth and profitability for our shareholders.”

The results announced today are preliminary, as they are subject to customary quarterly review procedures by the Company's independent registered public accounting firm. As such, these results are subject to revision until the Company will have filed its quarterly report on Form 10-Q for the second quarter of fiscal year 2013.

Third Quarter of Fiscal Year 2013 Outlook

  Net sales are expected to be in the range of $148.0 million to $154.0 million
  GAAP gross profit margin is expected to be up between 810 and 880 basis points from Q2 2013
  The purchase accounting adjustment for acquired inventory, which is included in the above GAAP estimate, is expected to be approximately $4.4 million
  Non-GAAP gross profit margin is expected to be between -40 and +20 basis points from Q2 2013
  GAAP SG&A expense is expected to be in the range of $30.7 million to $31.2 million
  GAAP R&D expense is expected to be in the range of $31.6 million to $32.1 million
  Stock-based compensation expense, which is included in the preceding GAAP estimates, is expected to be approximately $6.9 million, categorized as follows: $0.3 million cost of sales, $4.2 million SG&A, and $2.4 million R&D
  Expenses related to integration activity are expected to be approximately $0.7 million
  Amortization of acquired intangible assets is expected to be approximately $9.0 million
  GAAP tax rate is expected to be a benefit between 1 percent and 2 percent
  GAAP earnings are expected to be in the range of 15 cents to 20 cents per diluted share
  Non-GAAP earnings are expected to be in the range of 41 cents to 45 cents per diluted share
  Fully diluted share count is expected to be approximately 67.3 million shares
  Capital expenditures are expected to be approximately $8.0 million
  Interest expense is expected to be approximately $3.8 million

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit, net income and earnings per diluted share. To provide additional insight into the Company's third quarter outlook, this release includes a presentation of forward-looking non-GAAP gross profit and earnings per diluted share. A further discussion of these non-GAAP financial measures can be found above. The non-GAAP gross profit, net income and earnings per diluted share measures exclude stock-based compensation, amortization of acquired intangible assets, and the other items detailed above. Free cash flow is defined as total cash provided (used in) by operating activities less additions to property and equipment. This non-GAAP financial measure assists investors in making a ready comparison of the company's expected free cash flow against the company's results for the respective prior periods and against management's previously provided expectations. These non-GAAP measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of GAAP results for the second quarter of fiscal years 2013 and 2012 and the first quarter of fiscal year 2013; and a reconciliation of forward-looking earnings per diluted share for the third quarter of fiscal year 2013. These additional financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. These forward-looking statements are identified by the use of such terms and phrases as "intends," "goal," "estimate, "expect," "project," "plans," "anticipates," "should," "will," "designed to," "believe," and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company's products or end use applications of the products, demand for increasing miniaturization of electronic components; shifts in demand among target customers, and other comparable changes in projected or anticipated markets; the success of near and longer term efforts to integrate Gennum into the Company; unexpected acquisition-related costs and expenses; competitive changes in the market place applicable to the products of Gennum, as well as the products of the Company in its pre-Gennum “organic” product lines, including, but not limited to the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated markets; adequate supply of components and materials from our suppliers, and of our products from our third-party manufacturers, to include disruptions due to natural causes or disasters, or related extraordinary weather events; the Company's ability to forecast and achieve anticipated revenues and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European and global economic dynamics; the Company's ability to manage expenses to achieve anticipated amounts; and the amount and timing of expenditures for capital equipment deemed necessary or advisable by the Company. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2012, in the Company's other filings with the SEC, and in material incorporated therein by reference. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech and the Semtech logo are marks of Semtech Corporation.

SEMTECH CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Table in thousands - except per share amount)

	Three Months Ended			Six Months Ended
	July 29,	April 29,	July 31,	July 29,	July 31,
	2012	2012	2011	2012	2011
	Q2 2013	Q1 2013	Q2 2012	FY 2013	FY 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$150,704	$116,642	$130,254	$267,346	$252,625
Cost of sales	76,179	61,305	51,534	137,484	100,051
Gross profit	74,525	55,337	78,720	129,862	152,574
Operating costs and expenses:
Selling, general and administrative	31,220	44,818	22,481	76,038	49,186
Product development and engineering	32,613	24,083	22,228	56,696	40,753
Intangible amortization and impairments	7,977	5,578	2,103	13,555	4,205
Total operating costs and expenses	71,810	74,479	46,812	146,289	94,144
Operating income (loss)	2,715	(19,142)	31,908	(16,427)	58,430
Interest expense	(3,404)	(1,513)	-	(4,917)	-
Interest income and other (expense), net	(628)	(116)	(117)	(744)	(557)
(Loss) income before taxes	(1,317)	(20,771)	31,791	(22,088)	57,873
(Benefit) provision for taxes	(11,339)	(22,980)	4,653	(34,319)	8,153
Net income	$10,022	$2,209	$27,138	$12,231	$49,720

Earnings per share:
Basic	$0.15	0.03	$0.41	$0.19	$0.76
Diluted	$0.15	$0.03	$0.40	$0.18	$0.74

Weighted average number of shares:
Basic	65,587	65,282	65,547	65,435	65,050
Diluted	67,165	67,233	68,186	67,207	67,638

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	July 29,	Jan 29,
	2012	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$165,858	$227,022
Temporary investments	-	83,121
Accounts receivable, net	77,284	49,644
Inventories	75,951	46,995
Deferred tax assets	13,876	5,339
Other current assets	47,063	15,191
Total current assets	380,032	427,312

Property, plant and equipment, net	98,174	69,713
Long-term investments	7,518	17,522
Deferred income taxes	47,411	-
Goodwill	389,806	129,651
Other intangible assets, net	223,095	66,720
Other assets	22,170	15,403
Total assets	$1,168,206	$726,321

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$44,052	$26,699
Accrued liabilities	32,390	32,389
Deferred revenue	5,842	3,853
Current portion - long term debt	21,835	-
Deferred tax liabilities	4,601	4,041
Total current liabilities	108,720	66,982

Deferred tax liabilities - non-current	52,923	1,000
Long term debt - less current	319,788	-
Other long-term liabilities	29,509	28,151

Shareholders’ equity	657,266	630,188
Total liabilities & shareholders' equity	$1,168,206	$726,321

SEMTECH CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Table in thousands)

	Six Months Ended
	July 29,	July 31,
	2012	2011
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income	$12,231	$49,720
Adjustments to reconcile net income to net cash provided by operations
Depreciation and amortization	13,708	8,811
Amortization of acquisition related fair value adjustments	37,437	-
Accretion of deferred financing costs and debt discount	1,081	-
Accrued interest expense	227	-
Deferred income taxes	(12,425)	6,239
Stock-based compensation	10,245	12,108
Excess tax benefits on stock based compensation	(2,913)	(1,719)
Loss on disposition of property, plant, and equipment	85	7
Changes in assets and liabilities	(47,805)	(34,580)
Net cash provided by operating activities	11,871	40,586

Cash flows from investing activities:
Purchase of available-for-sale investments	(10,106)	(83,830)
Proceeds from sales and maturities of available-for-sale investments	103,199	50,004
Proceeds from sales of property, plant, and equipment	-	5
Purchase of property, plant, and equipment	(10,715)	(15,259)
Acquisitions, net of cash acquired	(491,717)	-
Net cash used in investing activities	(409,339)	(49,080)

Cash flows from financing activities:
Proceeds from debt issue, net of discount	347,000	-
Deferred financing cost	(10,062)	-
Excess tax benefits on stock based compensation	2,913	1,719
Proceeds from issuance of common stock	2,413	28,896
Repurchase of outstanding common stock	(269)	(551)
Payment of debt	(5,625)	-
Net cash provided by financing activities	336,370	30,064
Effect of foreign currency translation on cash and cash equivalents	(66)	-

Net (decrease) increase in cash and cash equivalents	(61,164)	21,570
Cash and cash equivalents at beginning of period	227,022	119,019

Cash and cash equivalents at end of period	$165,858	$140,589

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended			Six Months Ended
	July 29,	April 29,	July 31,	July 29,	July 31,
	2012	2012	2011	2012	2011
Stock-based Compensation Expense	Q2 2013	Q1 2013	Q2 2012	FY 2013	FY 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$297	$231	$195	$528	$474
Selling, general and administrative	2,657	3,224	2,666	5,881	8,284
Product development and engineering	1,965	1,871	1,760	3,836	3,350
Total stock-based compensation expense	$4,919	$5,326	$4,621	$10,245	$12,108

	Three Months Ended			Six Months Ended
	July 29,	April 29,	July 31,	July 29,	July 31,
	2012	2012	2011	2012	2011
Gross Profit - Reconciliation GAAP to Non-GAAP	Q2 2013	Q1 2013	Q2 2012	FY 2013	FY 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$74,525	$55,337	$78,720	$129,862	$152,574
Adjustments to GAAP gross profit:
Stock-based compensation expense	297	231	195	528	474
Expiration of acquired return rights	(371)	(305)	-	(676)	-
Fair value adjustment related to acquired inventory	17,726	12,916	-	30,642	-
Non-GAAP gross profit	$92,177	$68,179	$78,915	$160,356	$153,048

	Three Months Ended			Six Months Ended
	July 29,	April 29,	July 31,	July 29,	July 31,
	2012	2012	2011	2012	2011
Net Income - Reconciliation GAAP to Non-GAAP	Q2 2013	Q1 2013	Q2 2012	FY 2013	FY 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$10,022	$2,209	$27,138	$12,231	$49,720

Adjustments to GAAP net income:
Stock-based compensation expense	4,919	5,326	4,621	10,245	12,108
Acquisition related fair value adjustments	18,065	13,133	-	31,198	-
Option and restatement related expenses	-	-	55	-	187
Transaction and other acquisition related expenses	606	3,032	-	3,638
Intangible amortization and impairments	7,977	5,578	2,103	13,555	4,205
Restructuring and integration related expenses	1,151	14,534	-	15,685	-

Total before taxes	32,718	41,603	6,779	74,321	16,500
Associated tax effect	(15,276)	(25,875)	(703)	(41,151)	(3,042)
Total of supplemental information net of taxes	17,442	15,728	6,076	33,170	13,458
Non-GAAP net income	$27,464	$17,937	$33,214	$45,401	$63,178

Diluted GAAP earnings per share	$0.15	$0.03	$0.40	$0.18	$0.74
Adjustments per above	0.26	0.24	0.09	0.50	0.19
Diluted non-GAAP earnings per share	$0.41	$0.27	$0.49	$0.68	$0.93

	Three Months Ended			Six Months Ended
	July 29,	April 29,	July 31,	July 29,	July 31,
	2012	2012	2011	2012	2011
Tax Impact Associated With Supplemental Information	Q2 2013	Q1 2013	Q2 2012	FY 2013	FY 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Stock-based compensation expense	$4,029	$737	$150	$4,766	$1,958
Acquisition related fair value adjustments	4,238	675	-	4,913	-
Option and restatement related expenses	-	-	23	-	67
Transaction and other acquisition related expenses	296	60	-	356	-
Intangible amortization and impairments	1,495	705	530	2,200	1,017
Restructuring and integration related expenses	2,174	255	-	2,429	-
Release of prior accrued taxes on foreign earnings	-	23,443	-	23,443	-
Effect of enacted tax rate changes	3,044	-	-	3,044	-
Total of associated tax effect	$15,276	$25,875	$703	$41,151	$3,042

	Three Months Ended
	July 29,	April 29,	July 31,
	2012	2012	2011
	Q2 2013	Q1 2013	Q2 2012
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:

Cash Flow from Operations	23,605	(11,734)	34,245
Net Capital Expenditure	(6,085)	(4,630)	(7,790)
Free Cash Flow:	17,520	(16,364)	26,455

Q3 FY13 Earnings Per Share Guidance
GAAP to Non-GAAP Reconciliation (net of tax)

	Low	High
GAAP EPS	$0.15	$0.20

Stock based compensation expense	0.09	0.08
Acquisition related fair value adjustments	0.06	0.07
Amortization of acquired intangibles	0.11	0.10

Non-GAAP EPS	$0.41	$0.45

CONTACT:
Semtech Corporation
Linda Brewton
(805) 480-2004
webir@semtech.com